FOR IMMEDIATE RELEASE

id-Confirm, Inc. Announces Stock Issuance

Denver, Colorado, May 31, 2005 – id-Confirm, Inc. (OTCBB: IDCO) announced that Keybase Management, which previously had invested $1.0 million in IDCO, has purchased additional shares. Keybase exercised 800,000 warrants at $1.25 per share, thereby investing another $1.0 million in id-Confirm, Inc.

The warrants were part of the original January, 2005 financing of id-Confirm, Inc. by Keybase. After this exercise, Keybase has remaining 1,200,000 warrants to purchase shares of IDCO at an exercise prices of $1.25 per share until January 9, 2006 and then at $1.50 per share until January 9, 2007.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such statements include, but are not limited to, any future possible warrant exercises by Keybase Management. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the development of an early stage technology company and its products and the entry into new markets for our products. These forward-looking statements are made as of the date of this news release, and id-Confirm assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Ronald Nelson Baird

President

303.458.5727

id-Confirm, Inc.

Suite 400, 1800 Boulder Street, Denver, Colorado, 80211-6400

id-Confirm.com

D/WLM/720629.1